Exhibit 10.4

IN ANY INSTANCE IN WHICH THE CONSENT OR APPROVAL OF PURCHASER IS REQUIRED HEREUNDER OR UNDER ANY OTHER OPERATIVE AGREEMENT, INDEMNITORS SHALL ALSO OBTAIN THE CONSENT OR APPROVAL OF BALLOON NOTE GUARANTOR IN ACCORDANCE WITH THE TERMS HEREOF.

HAZARDOUS MATERIAL INDEMNITY AGREEMENT

Dated as of August 27, 2026

From

BR HPE ZERO COUPON SUB, DST, a Delaware statutory trust,

and

BLUEROCK HOMES TRUST, INC., a Maryland corporation,

To

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

for the registered certificate holders, from time to time,

of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise)

HAZARDOUS MATERIAL INDEMNITY AGREEMENT

THIS HAZARDOUS MATERIAL INDEMNITY AGREEMENT (this “Agreement”), made as of August 27, 2026, is by BR HPE ZERO COUPON SUB, DST, a statutory trust organized under the laws of the State of Delaware (“Company”), and by BLUEROCK HOMES TRUST, INC., a corporation organized under the laws of the State of Maryland (“Principal”), jointly and severally (Company and Principal being referred to herein collectively as “Indemnitors” and individually as “Indemnitor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (“Trustee”) for the registered certificate holders, from time to time, of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (“Purchaser” or “Beneficiary”) and the Indemnified Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to a Note Purchase Agreement dated as of the date hereof between Company and Purchaser (the “Note Purchase Agreement”), Company has agreed to offer and sell to Purchaser, and Purchaser has agreed to purchase from Company, Company’s 6.54% Senior Secured Note, due on the Maturity Date (as defined therein), in an initial principal amount of $309,980,617.52, accreting to $310,306,355.43 (the “Note”); and

WHEREAS, the Note is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, from Company for the benefit of Purchaser (the “Security Instrument”), an Assignment of Leases and Rents from Company to Purchaser and other documents dated of even date herewith between Company and Purchaser, encumbering Company’s fee ownership interest in that certain real property described on Exhibit A attached thereto and incorporated herein by this reference (the “Premises”), together with Company’s interest in the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, improvements and appurtenances now standing or at any time constructed or placed upon the Premises (hereinafter, the “Improvements”) and the entire interest of Company in and to, all and singular, the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to the Premises, belonging or in any way related to or benefitting the Premises or the Improvements (collectively with the Premises and the Improvements, the “Property”) and by other documents and instruments; and

WHEREAS, as a condition to purchasing the Note from Company, and to Balloon Note Guarantor’s issuance of the Balloon Note Guaranty to Purchaser, Purchaser, Balloon Note Guarantor and the registered certificate holders, from time to time, of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (the “Certificate Holders”) or any other Persons from time to time providing funding to Purchaser to enable Purchaser to purchase the Note and any assignee or any successor in interest to Purchaser or any other Person taking title to the Property in the event of an exercise of remedies under the Security Instrument or a deed or other conveyance in lieu thereof (collectively, the “Indemnified Parties”) have required that Indemnitors indemnify the Indemnified Parties with respect to hazardous materials on, in, under, from or affecting the Property as herein set forth; and

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WHEREAS, the purchase of the Note from Company is of substantial benefit to Principal and, therefore, Principal desires to indemnify the Indemnified Parties pursuant to the terms of this Agreement; and

WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Security Instrument.

NOW, THEREFORE, to induce Purchaser to purchase the Note from Company and the Certificate Holders to fund the purchase of the Note, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby jointly and severally covenant and agree for the benefit of the Indemnified Parties, as follows:

SECTION 1.INDEMNITY.

(a)Indemnitors hereby assume liability for, and hereby jointly and severally agree to pay, protect, defend (at trial and appellate levels) and with attorneys, consultants and experts selected by Indemnitors and reasonably acceptable to Purchaser, and save the Indemnified Parties harmless from and against, and hereby indemnify the Indemnified Parties from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding but, in any event, excluding consequential, punitive and special damages other than any consequential, punitive and/or special damages paid by, or awarded to a third party against, Purchaser) (collectively “Costs”) which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party or the Property, to the extent arising directly or indirectly from or out of: (i) the violation of any Environmental Legal Requirement (defined below) relating to or affecting the Property, whether or not caused by or within the control of Indemnitors or any of their Affiliates; (ii) the presence, release or threat of release of any Hazardous Material (defined below) on, in, from or under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors or any of their Affiliates; (iii) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (iv) the breach of any representation or warranty contained in this Agreement; or (v) the enforcement of this Agreement, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Material from all or any portion of the Property or any Hazardous Material migrating from the Property to any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Material on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not violate any Environmental Legal Requirement in connection with all or any portion of the Property or any surrounding areas. “Costs” as used in this Agreement shall also include any diminution in the value of the security afforded by the Property as realized upon the sale or other disposition of the Property, or any reduction in the sales price of the Property to an amount below the outstanding indebtedness secured by the Security Instrument, in either case by reason of any matter set forth in this Section 1, excluding the mere continued existence of the recognized environmental condition described in

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the Environmental Report (as hereafter defined) (the “Existing REC”). The foregoing indemnity shall specifically not include any such costs relating to any Hazardous Material which is initially placed on, in or under the Property, or any other matter first accruing, after foreclosure or other taking of title to the Property by Purchaser or its designee.

(b)For purposes of this Agreement, the following terms shall have the meanings set forth therefor below:

“Environmental Legal Requirement” shall mean any applicable local, state or federal law (including common law), statute, ordinance, rule, regulation or legally binding requirement relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls, urea foam insulation, lead paint or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such law, statute, ordinance, rule or regulation, in each case applicable to the property of Company or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, all as amended, any local, state or federal laws, statutes, ordinances, rules or regulations addressing similar matters, and any local, state or federal law, statute, ordinance, rule or regulation providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous materials and any local, state or federal environmental nuisance law, statute, ordinance, rule or regulation.

“Hazardous Material” shall mean any hazardous, toxic or harmful chemical, substance, waste, material, byproduct, pollutant, contaminant, compound or product, including without limitation, radon, lead, asbestos, polychlorinated biphenyls, urea foam insulation, per- and polyfluoroalkyl substances, petroleum products (including crude oil or any fraction thereof), flammable explosives, radioactive materials, toxic mold and/or toxic mildew above background levels, infectious substances or raw materials which include hazardous constituents and any other substance or material the exposure, use, storage, generation, presence, transport, disposal or handling of which is regulated by any Environmental Legal Requirement.

SECTION 2.REPRESENTATIONS REGARDING HAZARDOUS MATERIAL.

Except as otherwise disclosed by that certain environmental assessment report and related update with respect to the Property, which report and update Company furnished to Purchaser prior to the date hereof and are described on Schedule I hereto (collectively, the “Environmental Report”), Indemnitors hereby represent and warrant to and covenant and agree with the Indemnified Parties that as of the date hereof, Indemnitors have not received any written notice and Indemnitors do not otherwise have actual knowledge:

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(a)that the Property or, to the extent affected by an event originating at the Property, any surrounding area is in direct or indirect violation of any Environmental Legal Requirement;

(b)that any Hazardous Material is located on or has been handled, generated, stored, processed or disposed of on or released or discharged from the Property or, to the extent affected by an event originating at the Property, any surrounding area (including underground contamination) except for those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement;

(c)that the Property is subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Material;

(d)of any existing or closed underground storage tanks or other underground storage receptacles for Hazardous Material on the Property or, to the extent affected by an event originating at the Property, any surrounding area;

(e)of any investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Legal Requirement with respect to any condition, use or operation of the Property (or, to the extent affected by an event originating at the Property, any surrounding area) nor do Indemnitors know of any basis for such a claim; and

(f)of any claim by any party that any use, operation or condition of the Property or, to the extent affected by an event originating at the Property, any surrounding area violates any Environmental Legal Requirement.

SECTION 3.COVENANTS OF INDEMNITORS.

(a)Indemnitors shall keep or cause the Property to be kept free from Hazardous Material (except those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement in all material respects), shall not install or use any underground storage tanks except in compliance with the Lease so long as the Lease is in full force and effect, shall prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Material by all tenants of space in the Improvements (except those substances used by Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement in all material respects), and, without limiting the generality of the foregoing, during the term of this Agreement, shall not install in the Improvements or permit to be installed in the Improvements asbestos, urea foam insulation or lead paint or any substance containing asbestos.

(b)Indemnitors shall reasonably promptly notify Purchaser and Balloon Note Guarantor in writing should Indemnitors, or either of them, become aware of (i) any Hazardous Material (except those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective business and in compliance with each and every Environmental Legal Requirement), or other potential environmental problem or liability reasonably likely to adversely impact or affect the Property or, to the extent affected by an event originating at the

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Property, any surrounding area, (ii) any lien, action or notice affecting the Property or Company resulting from any violation or alleged violation of any Environmental Legal Requirement, (iii) the institution of any investigation, inquiry or proceeding concerning Company or the Property pursuant to any Environmental Legal Requirement or otherwise relating to Hazardous Material; or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any material respect if made at the time of such discovery. Subject to the terms of the Lease, Indemnitors shall, after giving written notice to Purchaser and Balloon Note Guarantor, reasonably promptly and when and as required and regardless of the source of the contamination, at their own expense, take or cause to be taken all actions as shall be reasonably necessary for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions to the extent required under applicable Environmental Legal Requirements (and in all events in a manner reasonably satisfactory to Purchaser), and shall further pay or cause to be paid, at no expense to Purchaser or any other Indemnified Parties, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property on account of such. In the event Indemnitors fail to do so, Purchaser may cause the Property or other affected property to be freed from any Hazardous Material (except those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective business and in compliance with each and every Environmental Legal Requirement) or otherwise brought into conformance with each and every Environmental Legal Requirement and any cost incurred in connection therewith, and all other potential costs for which Indemnitors are to be responsible under this Section 3, shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Section 4(c) hereof, subject to the limitations provided therein. In furtherance of the foregoing, Indemnitors hereby grant to Purchaser or any other Indemnified Parties, subject to the rights of Tenant under the Lease, access to the Property and an irrevocable license, during the continuance of an Event of Default (beyond any applicable notice and cure period), to remove any items reasonably deemed by Purchaser or any other Indemnified Parties to be Hazardous Material (except those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective business and in compliance with each and every Environmental Legal Requirement) and to do all things Purchaser or any other Indemnified Parties shall deem reasonably necessary to bring the Property into conformance with each and every Environmental Legal Requirement applicable thereto.

(c)Upon the request of Purchaser or Balloon Note Guarantor, and subject to the Lease, at any time and from time to time during the continuance of a default continuing beyond any applicable notice and/or cure period under this Agreement or an Event of Default under the Security Instrument or at such other time as Purchaser or Balloon Note Guarantor has a reasonable basis to believe that Hazardous Material is or has been released, stored or disposed of on or around the Property (except those substances used by Company, Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement) or that the Property is otherwise in violation of any Environmental Legal Requirement, Company shall provide or cause to be provided, at Indemnitors’ cost and expense, to the extent permitted under the Lease, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Purchaser and Balloon Note Guarantor (which approval or disapproval shall be reasonable unless an Event of Default under the Security Instrument has occurred and is

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continuing, in which case such approval or disapproval shall be at Purchaser’s and Balloon Note Guarantor’s respective sole discretion) indicating the presence or absence of Hazardous Material on the Property or an inspection or audit of the improvements located on the Property prepared by an engineering or consulting firm reasonably approved by Purchaser and Balloon Note Guarantor indicating the presence or absence of friable asbestos or substances containing asbestos, urea foam insulation or lead paint on the Property. If Company fails to provide such inspection or audit within forty-five (45) days after such request, Purchaser or Balloon Note Guarantor may order the same, and Company hereby grants to Purchaser and Balloon Note Guarantor access to the Property, subject to the terms of the Lease, and an irrevocable license to undertake such inspection or audit, subject to the rights of Tenant under the Lease. The reasonable cost of such inspection or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Section 4(c) hereof, subject to the limitations provided therein.

(d)(i)As used in this Section 3(d), the following terms shall have the respective meanings set forth below:

1.“Liquidity” shall mean, at any time, the amount of cash and marketable securities owned by a Person.

2.“Liquidity Threshold” shall mean Five Million Dollars ($5,000,000).

3.“Tangible Net Worth” shall mean, as of a given date, (x) the total tangible assets of Principal as of such date less (y) Principal’s total liabilities as of such date, in each case determined in accordance with an accrual accounting methodology such as GAAP or the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments, including paragraph 820- 10 and excluding Principal’s interests directly or indirectly, if any, in and to the Property.

4.“Tangible Net Worth Threshold” shall mean Twenty Million Dollars ($20,000,000).

(ii)Until all of the Debt has been paid in full, Principal (1) shall maintain a Tangible Net Worth of not less than the Tangible Net Worth Threshold and Liquidity equal to or greater than the Liquidity Threshold and (2) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Principal’s Tangible Net Worth to fall below the Tangible Net Worth Threshold.

(iii)Principal shall not, at any time while a Default or Event of Default has occurred and is continuing, enter into or effectuate any transaction with any Affiliate which would reduce the Tangible Net Worth of Principal.

(e)Principal hereby agrees, as a material inducement to Purchaser to purchase the Note from Company and to Balloon Note Guarantor to issue the Balloon Note Guaranty to Purchaser, to furnish to Purchaser and Balloon Note Guarantor (i) reasonably promptly annually (and in any event within one hundred twenty (120) days after the close of each fiscal year of Principal) and at any time during an Event of Default quarterly current and dated financial statements detailing the

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assets and liabilities of Principal certified and internally prepared by Principal in accordance with federal tax accounting principles, in form and substance reasonably acceptable to Purchaser and Balloon Note Guarantor provided that Indemnitor shall not be required to deliver this financial statement if same is publicly available, and (ii) reasonably promptly following a request by Purchaser or Balloon Note Guarantor, such other unaudited financial statements and other financial information as Purchaser or Balloon Note Guarantor shall reasonably request, provided that Indemnitor shall not be required to deliver such financial information if same is publicly available. Principal hereby warrants and represents unto Purchaser and Balloon Note Guarantor that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Purchaser or Balloon Note Guarantor with respect to Principal did or will as of the effective date thereof fairly and accurately present the financial condition of Principal. Principal warrants and represents to Purchaser and Balloon Note Guarantor that Principal’s current Tangible Net Worth is not less than what is shown on Principal’s most recent financial statements that were delivered to Purchaser and Balloon Note Guarantor. Notwithstanding the foregoing, the failure of Principal to provide the financial information provided in this Section 3(e) shall not give rise to an Event of Default of Company or Principal until Purchaser provides notice of such failure to Company and Principal and such failure continues for a period of fifteen (15) days thereafter; provided that, for avoidance of doubt, there shall at no point be a failure under this Section 3(e) if the information requested of Principal is publicly available. Purchaser’s duty under this subsection shall be to forward any information it receives to the Registered Certificate Holders within ten (10) days of receipt thereof but shall not have any duty to verify the adequacy, completeness or sufficiency of such information.

(f)Principal, as to itself, hereby warrants and represents unto the Indemnified Parties that the following are true, correct and complete as of the date hereof:

(i)Principal is a corporation and has the authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Principal has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Principal, enforceable against Principal in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ii)Neither the execution nor delivery of this Agreement nor fulfillment of nor compliance with the terms and provisions hereof will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in a creation of any lien, charge or encumbrance upon any property or assets of Principal under any agreement or instrument to which Principal is now a party or by which Principal may be bound or (ii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Principal.

(iii)There are no legal proceedings, insolvency proceedings, material claims or demands currently pending against, or to the best of Principal’s knowledge, threatened against Principal or any of Principal’s assets that would adversely affect in any material respect Principal’s ability to perform under this Agreement and that have not been fully

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insured against and/or bonded over. Principal has not been involved as a debtor in any bankruptcy proceedings nor given a secured property back to a lender through foreclosure, deed in lieu of foreclosure, bankruptcy proceedings, or otherwise. Principal has not been indicted or convicted of a felony or of any financial crime or had a securities, commodities or other financial industry license revoked or suspended nor is Principal aware of, or have any reason to believe, that Principal is under investigation or indictment for any conduct that may result in criminal liability or material civil liability being asserted against, or imposed upon, Principal. Neither Principal nor, to Principal’s knowledge, any Affiliate has been removed or prohibited from participating in any contractual or business relationship with any Governmental Authority pursuant to any enforcement action.

(iv)Principal has filed all federal, state, county and municipal income tax returns required to have been filed by Principal and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Principal. Principal does not know of any basis for additional assessment with regard to any such taxes.

(v)Any and all financial statements, net worth statements, bank and brokerage statements, tax returns and other financial data which have heretofore been furnished to Indemnified Parties with respect to Principal fairly and accurately present the financial condition of Principal, in all material respects, as of the date thereof and, since the date thereof, there has been no material adverse change in the financial condition of Principal.

(vi)Principal is legally entitled to enter into this Agreement and is not in violation of any ethical or prohibited conflict of interest laws in connection with entering into any agreement or contract with any Governmental Authority.

(vii)Excluding, without limitation, owners of publicly-traded interests in Principal, Principal (1) is not a Blocked Person, (2) has not been notified that its name appears or may in the future appear on a State Sanctions List or (3) is not a target of sanctions that have been imposed by the United Nations or the European Union. Principal (i) has not violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti- Corruption Laws or (ii) to its knowledge, is not under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(g)Excluding, without limitation, owners of publicly-traded interests in Principal, Principal will not (a) become, own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Note) with any Person if such investment, dealing or transaction (1) would cause any Indemnified Party or any affiliate of such Indemnified Party to be in violation of, or subject to sanctions under, any law or regulation applicable to such Indemnified Party, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

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SECTION 4.INDEMNIFICATION PROCEDURES.

(a)If any claim or action shall be asserted or brought against any Indemnified Party based upon any of the matters for which the Indemnified Parties are indemnified hereunder, the applicable Indemnified Party shall notify Indemnitors and Asset Manager in writing thereof and Company, Pledgor and/or Asset Manager (together with their respective designees and/or insurers, each, a “Defense Party” and collectively, the “Defense Parties”) shall promptly assume the defense thereof, including, without limitation, the employment of counsel by such Defense Party which is reasonably acceptable to the applicable Indemnified Party and the negotiation of any settlement; provided, however, that any failure of an Indemnified Party to notify Indemnitors or Asset Manager of such matter shall not impair or reduce the obligations of Indemnitors hereunder. Each Indemnified Party shall have the right, at such Indemnified Party’s expense (which expense shall be included in Costs and Indemnitors shall pay the same as hereinafter provided), to employ separate counsel in any such action and to participate in the defense thereof. In the event the Defense Parties shall fail to discharge or undertake to defend an Indemnified Party against any claim, loss or liability for which such Indemnified Party is indemnified hereunder promptly (and in any event within twenty (20) Business Days of notice of such), such Indemnified Party may, at its sole option and election, defend or settle such claim, loss or liability, at Indemnitors’ expense; provided, however, if a settlement is in excess of $500,000.00, then such Indemnified Party shall give notice of such settlement to Indemnitors, which such notice shall be sent to each Indemnitor by prepaid overnight air courier with signature required, and not by any other method of notice contemplated in Section 7(j) herein (a “Settlement Notice”), and Indemnitors shall have ten (10) Business Days from actual receipt of a Settlement Notice (which actual receipt shall be evidenced by a read-receipt-requested email from the Indemnified Party to Company and Principal with the subject line “NOTICE OF IMMINENT SETTLEMENT – BR HPE ZERO COUPON SUB, DST,” which email shall attach a valid “proof of delivery” document from courier) to give notice to such Indemnified Party that either Indemnitors consents to such settlement or Indemnitors, effective on the date of such notice, will assume the defense or negotiation of such claim, and if Indemnitors fail to provide such notice or if Indemnitors assume such defense or negotiation and Indemnified Party has a good faith belief that Indemnitors have failed to continue to pursue such defense or negotiation for a period of sixty (60) days, then such Indemnified Party may enter into such settlement and such settlement shall be binding on Indemnitors. If Indemnitors assume the defense or the negotiation of such claim, Indemnitors shall not settle such claim without the Indemnified Party’s prior written consent if such settlement involves any non-monetary consideration or satisfaction or does not fully satisfy and discharge such claim. The liability of Indemnitors to an Indemnified Party hereunder shall be conclusively established by such settlement, provided that such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, reasonable third-party attorneys’ fees and disbursements, incurred by such Indemnified Party in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitors shall pay the same as hereinafter provided. An Indemnified Party’s good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for such Indemnified Party.

(b)With respect to claims handled by either Indemnitor, pursuant to this Agreement, Indemnitors shall not, without the prior written consent of the applicable Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed): (i) settle or compromise any

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action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the applicable Indemnified Party of a full, complete and unconditional written release of such Indemnified Party (in form satisfactory to such Indemnified Party in its reasonable discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect any Indemnified Party or obligate an Indemnified Party to pay any sum or perform any obligation. With respect to applicable claims handled by Tenant under the Lease, Indemnitors will not agree and will not permit Company to agree to any settlement unless such settlement meets the requirements of this subsection (b).

(c)All Costs shall be immediately reimbursable to the Indemnified Parties when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitors shall pay to the affected Indemnified Party any and all Costs then due within thirty (30) days after written notice from such Indemnified Party itemizing and providing reasonable documentation to support the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Costs, such Costs, if not paid within said thirty (30) day period, shall bear interest at the Default Rate (as defined in the Security Instrument) if, and to the extent and from the date that, such Indemnified Party has paid or has caused the payment of such Costs.

(d)Notwithstanding anything to the contrary contained herein, the parties agree that Indemnitors may satisfy their respective obligations under the Operative Agreements by enforcing the rights of Company as landlord under the Lease and having Tenant provide Indemnitors and the Indemnified Parties the indemnification and defenses required by the provisions of this Agreement (collectively, the “Indemnification”). To the extent Tenant performs the Indemnification, the Indemnified Parties agree to accept such performance as if the same has been provided by Indemnitors under the other Operative Agreements. Notwithstanding anything to the contrary contained herein, Principal’s direct liability for environmental conditions at the Property shall arise only to the extent Tenant has failed to perform its environmental obligations under the Lease and such failure to perform continues uncured beyond any applicable notice and cure period set forth in the Lease; provided, however, that nothing in this Section 4(d) shall limit Principal’s liability for environmental conditions to the extent Tenant so fails to perform its environmental obligations under the Lease.

SECTION 5.REINSTATEMENT OF OBLIGATIONS.

If at any time all or any part of any payment made by Indemnitors or received by an Indemnified Party from Indemnitors under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of either Indemnitor or Company), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by such Indemnified Party, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

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SECTION 6.WAIVERS BY INDEMNITORS.

To the extent permitted by law, with respect to its obligations hereunder, each Indemnitor hereby waives and agrees not to assert or take advantage of:

(a)Any right to require any Indemnified Party to proceed against any other Person or to proceed against or exhaust any security held by Purchaser at any time or to pursue any other remedy in an Indemnified Party’s power or under any other agreement before proceeding against Indemnitors hereunder;

(b)The defense of the statute of limitations in any action hereunder;

(c)Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of any Indemnified Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d)Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices (other than as may be expressly herein required) of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Purchaser or any other Indemnified Party, any endorser or creditor of either Indemnitor or the part of any other Person whomsoever under this Agreement or any other instrument in connection with any obligation or evidence of indebtedness held by Purchaser;

(e)Any defense based upon an election of remedies by an Indemnified Party;

(f)Any right or claim of right to cause a marshalling of the assets of any Indemnitor;

(g)Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement or any Operative Agreement;

(h)Any duty on the part of an Indemnified Party to disclose to Indemnitors any facts such Indemnified Party may now or hereafter know about the Property, regardless of whether such Indemnified Party has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

(i)Any lack of notice of disposition or of manner of disposition of any collateral for the Note;

(j)Any invalidity, irregularity or unenforceability, in whole or in part, of this Agreement or any one or more of the Operative Agreements;

(k)Any lack of commercial reasonableness in dealing with the collateral for the Note;

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

(l)Any deficiencies in the collateral for the Note or any deficiency in the ability of an Indemnified Party to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(m)An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Company or any other Indemnitor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of an Indemnified Party to enforce any of its rights, whether now or hereafter required, which such Indemnified Party may have against Indemnitors or the collateral for the Note;

(n)Any modifications of the Operative Agreements or any obligation of Company relating to the Operative Agreements or the Note by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(o)Any action, occurrence, event or matter consented to by Indemnitors under Section 7(g) hereof, under any other provision hereof, or otherwise.

SECTION 7.GENERAL PROVISIONS.

(a)Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability or by any other reason whatsoever. Without limiting the foregoing, no Person who directly or indirectly owns any membership or other equity interest in Principal (each, a “Non-Recourse Person”) shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or (ii) the performance or discharge of any covenants, obligations or undertakings of Indemnitor hereunder, and no monetary or deficiency judgment shall be sought or enforced against any Non- Recourse Person with respect thereto. Nothing in this Section 7(a) is intended to or shall in any way affect or invalidate any lien or security interest created by the Security Instrument. This Section 7(a) shall not be construed to prohibit the joining of Company in any foreclosure procedure involving the Property. This Section 7(a) shall not in any way affect the obligations of Tenant under the Lease or any other tenant under the Other Leases. For the avoidance of doubt, no beneficial interest holder of Company (in its capacity as such) shall have any liability under this Agreement, shall be deemed a party hereto, or shall be deemed a ‘Non-Recourse Person’.

(b)Unsecured Obligations. Indemnitors hereby acknowledge that Purchaser’s appraisal of the Property is such that Purchaser is not willing to accept the consequences of the inclusion of Indemnitors’ indemnity set forth herein among the obligations secured by the Security Instrument and the other Operative Agreements and that Purchaser would not purchase the Note and Certificate Holders would not provide funding to Purchaser to enable Purchaser to purchase the Note but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Company set forth in the Security

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

Instrument and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Security Instrument or the security interests or other collateral described in the Security Instrument or the other Operative Agreements, it being the intent of the Indemnified Parties to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Security Instrument or other Operative Agreements or the liens or security interests created therein.

(c)Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Operative Agreements and the exercise of any remedy by Purchaser under the Security Instrument or any of the other Operative Agreements, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Note is paid or satisfied in full, subject to the limitations provided in Section 1 above; provided, however, that (i) the Indemnified Parties shall not be entitled to recover against Principal under this Agreement for an amount in excess of the amount of the Costs and (ii) the obligations of Indemnitors hereunder shall terminate, as to all matters other than the Existing REC, if (x) at least two (2) years have expired since the Note has been indefeasibly paid and satisfied in full (without taking into account any insurance proceeds paid under the Balloon Note Guaranty Policy), (y) each Indemnitor has provided to the Indemnified Parties an affidavit stating that, except for the Existing REC, it has no actual knowledge of the Property then containing any Hazardous Materials in excess of reportable levels under Environmental Legal Requirements or of the existence of a violation of any other Environmental Legal Requirements on the Property and (z) the Indemnitors have provided to the Indemnified Parties a Phase I environmental assessment, prepared by an environmental consultant reasonably acceptable to the Indemnified Parties, which environmental assessment shall (1) be based on an on-site inspection and review of applicable records after such payment or satisfaction in full of the Note, (2) be in form and substance reasonably satisfactory to the Indemnified Parties and (3) state that, except for the Existing REC, the Property does not contain any Hazardous Materials in excess of reportable levels under Environmental Legal Requirements and is not otherwise in violation of any Environmental Legal Requirements; provided, further, that, notwithstanding the foregoing, the obligations of Indemnitors hereunder shall terminate in their entirety, including as to the Existing REC, if, in addition to satisfaction of the conditions set forth in clause (x) above, (A) each Indemnitor has provided to the Indemnified Parties an affidavit stating that it has no actual knowledge of the Property then containing any Hazardous Materials in excess of reportable levels under Environmental Legal Requirements or of the existence of a violation of any other Environmental Legal Requirements on the Property, and (B) the Indemnitors have provided to the Indemnified Parties a Phase I environmental assessment, prepared by an environmental consultant reasonably acceptable to the Indemnified Parties, which environmental assessment shall (1) be based on an on-site inspection and review of applicable records after such payment or satisfaction in full of the Note, (2) be in form and substance reasonably satisfactory to the Indemnified Parties and (3) state that the Property does not contain any Hazardous Materials in excess of reportable levels under Environmental Legal Requirements and is not otherwise in violation of any Environmental Legal Requirements.

(d)No Subrogation; No Recourse Against an Indemnified Party. Notwithstanding the satisfaction by Principal of any liability hereunder, Principal shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Company or to any collateral for the Note unless and until

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

Indemnitors fully and indefeasibly satisfy the payment of their express payment obligations hereunder and the Note and all amounts due under the Operative Agreements are indefeasibly repaid in full in accordance with their terms. In connection with the foregoing, Principal expressly waives any and all rights of subrogation to the Indemnified Parties against Company (except as expressly provided above), and Principal hereby waives any rights to enforce any remedy which an Indemnified Party may have against Company and any right to participate in any collateral for the Note. In addition to and without in any way limiting the foregoing, Principal hereby subordinates any and all indebtedness of Company now or hereafter owed to Principal to all indebtedness of Company to Purchaser, and agrees with Purchaser that Principal shall not demand or accept any payment of principal or interest from Company, shall not claim any offset or other reduction of Principal’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Note. Further, Principal shall not, and Company in its capacity as an “Indemnitor” hereunder only shall not, have any right of recourse against Purchaser or any other Indemnified Party by reason of any action Purchaser or any other Indemnified Party may take or omit to take under the provisions of this Agreement or under the provisions of any of the Operative Agreements.

(e)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which an Indemnified Party may have against Company, either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f)Rights Cumulative; Payments. The Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Purchaser and the other Indemnified Parties (as applicable) under the Note, the Note Purchase Agreement and the other Operative Agreements. FURTHER, PAYMENTS MADE BY INDEMNITORS UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT COMPANY’S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE NOTE PURCHASE AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS, EXCEPT TO THE EXTENT PAYMENT OF SUCH EXPENSE IS ALSO REQUIRED UNDER THE SECURITY INSTRUMENT.

(g)No Limitation on Liability. Principal, and Company in its capacity as an Indemnitor under this Agreement, hereby consent and agree that the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitors or with or without consideration as the case may be: (i) any extensions of time for performance required by any of the Operative Agreements or extension or renewal of the Note; (ii) except as provided in Section 2.3(g) and (i) of the Security Instrument, any sale, assignment or foreclosure of the Note, the Security Instrument or any of the other Operative Agreements or any sale or transfer of the Property; (iii) except as provided in Section 2.3(h) and (i) of the Security Instrument, any change in the composition of Company, including, without limitation, the withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of Company; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein or by Company in any of the Operative Agreements or certificates delivered pursuant thereto; (v) the release of Company or of any other Person or Persons from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Operative

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

Agreements by operation of law, an Indemnified Party’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Note; (vii) Purchaser’s failure to record the Security Instrument or to file any financing statement (or Purchaser’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Note; (viii) the modification of the terms of this Agreement or of any one or more of the Operative Agreements; or (ix) the taking or the failure to take any action of any type whatsoever. No such action which Purchaser or any other Indemnified Party shall take or fail to take in connection with this Agreement, the Operative Agreements or any collateral for the Note, nor any course of dealing with Company or any other Person, shall limit, impair or release Indemnitors’ obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against an Indemnified Party. Nothing contained in this Section 7(g) shall be construed to require any Indemnified Party to take or refrain from taking any action referred to herein. Notwithstanding the foregoing, (a) Indemnitors shall be deemed released from their obligations hereunder if the Property is transferred in accordance with the Security Instrument as a Permitted Sale and as a result thereof the named company under the Operative Agreements is released, and/or (b) Principal shall be deemed released from its obligations hereunder pursuant to the express terms of the Security Instrument pursuant to an Asset Manager Controlling Interest Transfer, Permitted Asset Manager Replacement or Non-DST Controlling Interest Transfer, as applicable; provided that notwithstanding anything herein to the contrary, Principal shall not be released from its obligations hereunder pursuant to sub-clauses (a) and (b) above unless and until Company and a Qualified Real Estate Investor (as defined in the Security Instrument) shall have delivered to Purchaser a Hazardous Material Indemnity Agreement and an Indemnity and Guaranty Agreement in form and substance reasonably acceptable to Purchaser and Balloon Note Guarantor in accordance with the requirements of Sections 2.3(g)(ii)(E), 2.3(h)(i)(B), 2.3(h)(i)(C) or 2.3(h)(ii)(B), as applicable, of the Security Instrument.

(h)Entire Agreement; Amendment; Severability. This Agreement and the other Operative Agreements contain the entire agreement between the parties respecting the matters herein set forth and supersede all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Indemnitors and Purchaser. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstances.

(i)Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State, except to the extent that the applicability of any of such laws may now or hereafter be preempted by federal law, in which case such federal law shall so govern and be controlling. This Agreement shall bind each Indemnitor and the heirs, personal representatives, successors and assigns of each Indemnitor and shall inure to the benefit of the Indemnified Parties and the officers, directors, shareholders, agents and employees of the Indemnified Parties and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitors shall not assign any of their respective rights or obligations under this Agreement without the prior written consent of Purchaser, which consent

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

may be withheld by Purchaser in its sole discretion. Each Indemnitor hereby waives any acceptance of this Agreement by Purchaser or any other Indemnified Party, and this Agreement shall immediately be binding upon Indemnitors.

(j)Notices. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when received (or refused) if delivered personally, deposited in the United States mail, registered or certified, postage prepaid, or sent by prepaid overnight air courier, addressed as follows:

If to Company:	BR HPE Zero Coupon Sub, DST
c/o BHM DST Acquisition, LLC
919 Third Avenue, Suite 4000
New York, New York 10022
Attention: General Counsel
Email: notices@bluerock.com and
ssiptrott@bluerock.com

With a copy to:

Seyfarth Shaw LLP
620 Eighth Avenue, 32nd Floor
New York, NY 10018-1405
Attn: Jason Polevoy, Esq.
E-mail: jpolevoy@seyfarth.com

and

Seyfarth Shaw LLP
33 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448
Attention: Steven Meier
E-mail: SMeier@seyfarth.com

If to Principal:	Bluerock Homes Trust, Inc.
c/o Bluerock Real Estate, L.L.C.
919 Third Avenue, Suite 4000
New York, New York 10022
Attention: General Counsel
Attention: notices@bluerock.com

Bluerock Homes Trust, Inc.
c/o Bluerock Real Estate, L.L.C.
919 Third Avenue, Suite 4000
New York, New York 10022
Attention: Steven Siptrott
Email: ssiptrott@bluerock.com

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

With a copy to:

Seyfarth Shaw LLP
620 Eighth Avenue, 32nd Floor
New York, NY 10018-1405
Attn: Jason Polevoy, Esq.
E-mail: jpolevoy@seyfarth.com

and

Seyfarth Shaw LLP
33 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448
Attention: Steven Meier
E-mail: SMeier@seyfarth.com

If to Asset Manager:	BR HPE CTL DST Manager, LLC
c/o BHM DST Acquisition, LLC
919 Third Avenue, Suite 4000
New York, New York 10022
Attention: General Counsel
Email: notices@bluerock.com and
ssiptrott@bluerock.com

With a copy to:

Seyfarth Shaw LLP
620 Eighth Avenue, 32nd Floor
New York, NY 10018-1405
Attn: Jason Polevoy, Esq.
E-mail: jpolevoy@seyfarth.com

and

Seyfarth Shaw LLP
33 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448
Attention: Steven Meier
E-mail: SMeier@seyfarth.com

If to Purchaser:	Wilmington Trust, National
Association, as Trustee for the
registered certificate holders,
from time to time, of the CTL
Pass-Through Trust, Series 2026
(Hewlett Packard Enterprise)

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

1100 North Market Street
Wilmington, Delaware 19890
Attention: Equipment Finance
Department

With a copy to:

Greenberg Traurig, LLP
360 North Green Street, Suite 1300
Chicago, IL 60607
Attention: David J. LaSota

If to Balloon Note Guarantor:	Assured Guaranty Inc.
1633 Broadway
New York, New York 10019
Attention: Risk Management
Department Re: HPE Sunnyvale
BNG Policy No. 50034
Email: riskmanagementdept@agltd.com

(k)No Waiver; Time of Essence. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

(l)Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(m)Attorneys’ Fees. In the event it is necessary for any Indemnified Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitor agrees to pay to such Indemnified Party any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and expenses actually incurred by such Indemnified Party as a result thereof and such costs, fees and expenses shall be included in Costs.

(n)Successive Actions. A separate right of action hereunder shall arise each time an Indemnified Party acquires knowledge of any matter indemnified or guaranteed by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(o)Reliance. Purchaser would not purchase the Note from Company, Balloon Note Guarantor would not issue the Balloon Note Guaranty to Purchaser and Certificate Holders would

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

not provide funding for Purchaser to purchase the Note from Company without this Agreement. Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements as set forth in this Agreement and understand that, in reliance upon and in consideration of such covenants and agreements, the Note will be purchased, the Balloon Note Guaranty will be issued and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(p)SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(i)INDEMNITORS TO THE FULL EXTENT PERMITTED BY THE LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY INDEMNIFIED PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITORS FURTHER CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, SIGNATURE REQUIRED, TO INDEMNITORS AT THE ADDRESS SET FORTH HEREIN, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(ii)PURCHASER (ON BEHALF OF THE INDEMNIFIED PARTIES) AND INDEMNITORS EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF INDEMNIFIED PARTIES OR INDEMNITORS, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PURCHASER OR INDEMNITORS, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(q)Waiver by Indemnitors. Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Company, no Indemnitor shall seek or shall cause any other Person to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any rights of the Indemnified Parties against Indemnitors by virtue of this Agreement or otherwise.

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

(r)Joint and Several Liability. Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by Indemnitors herein, and the liability of Indemnitors hereunder, is joint and several.

(s)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the manually signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Beneficiary shall request manually signed counterpart signatures this Agreement, Indemnitors hereby agree to use their reasonable endeavors to provide such manually signed signature pages within 30 days of such request or such longer period as Beneficiary and Indemnitors may agree.

(t)Balloon Note Guarantor. Assured Guaranty Incorporated (the “Balloon Note Guarantor”) has issued to the Purchaser a Balloon Note Guaranty Policy guaranteeing certain payments on the Note. Notwithstanding anything herein to the contrary or in the other Operative Agreements to the contrary,

(i)in any instance in which the consent or approval of Purchaser is required or in which Purchaser is required to act at the direction of one or more Registered Certificate Holders, in either case, in this Agreement or any other Operative Agreements, the express prior written consent or written approval of Balloon Note Guarantor shall also be required. Such consent, approval or action by Purchaser shall be conditioned upon Purchaser’s receipt of such express prior written consent or approval by Balloon Note Guarantor. Notice to Purchaser shall not be effective unless such written notice is also provided to Balloon Note Guarantor;

(ii)no payment of a claim under the Balloon Note Guaranty Policy shall constitute payment on the Debt or any amount owing hereunder or under any of the other Operative Agreements (including, without limitation, the Note);

(iii)Each of the parties hereto hereby acknowledges and agrees that Balloon Note Guarantor is a third-party beneficiary of this Agreement and each of the other Operative Agreements;

(iv)Purchaser or the Registered Certificate Holders may transfer, sell, or assign this Agreement, the Note and the Operative Agreements to Balloon Note Guarantor in the event and to the extent that Balloon Note Guarantor shall at any time succeed to the interests thereof by reason of its performance under the Balloon Note Guaranty Policy. Upon payment of the Insured Amount (as defined in the Balloon Note Guaranty Policy) as a result of a claim under the Balloon Note Guaranty Policy, (i) Balloon Note Guarantor

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

and its successors and assigns shall be deemed an assignee of this Agreement, the Note and the other Operative Agreements with the exclusive right to enforce the provisions of this Agreement, the Note and the other Operative Agreements in the same capacity as Purchaser and the Registered Certificate Holders and (ii) all rights of Purchaser and the Registered Certificate Holders, whether express or implied hereunder or under any other Operative Agreement, shall be merged in and exclusively held and unilaterally exercised by Balloon Note Guarantor in its sole and absolute discretion; provided that (a) for the avoidance of doubt, Purchaser shall remain an Indemnified Party under the Indemnity and Guaranty Agreement notwithstanding any succession by Balloon Note Guarantor to the interests of Purchaser by reason of its performance under the Balloon Note Guaranty Policy and (b)(i) Principal’s Loss Recourse Obligations (as defined in the Indemnity and Guaranty Agreement) to Trustee as Purchaser under the Indemnity and Guaranty Agreement pursuant to Section 1(a)(x) under the Indemnity and Guaranty Agreement and (ii) any claims of Trustee as Purchaser under the Indemnity and Guaranty Agreement or the Registered Certificate Holders against Principal for amounts personally expended by Trustee as Purchaser under the Indemnity and Guaranty Agreement or the Registered Certificate Holders in connection with any Costs (as defined in the Indemnity and Guaranty Agreement), shall remain personal to Trustee or the Registered Certificate Holders, as applicable, and Balloon Note Guarantor shall not succeed Trustee’s or the Registered Certificate Holders’ interest in such claims; and

(v)To the extent that the Balloon Note Guaranty Policy terminates pursuant to its terms, all obligations of Balloon Note Guarantor under the Balloon Note Guaranty Policy terminate, Balloon Note Guarantor has no liability to Purchaser or any Certificate holder, and no amounts are owed to Balloon Note Guarantor under any Balloon Note Guaranty Document, all of Balloon Note Guarantor’s rights, benefits and obligations hereunder and in the other Operative Agreement shall immediately cease and be of no further force and effect.

(u)Concerning the Purchaser. Notwithstanding anything contained herein or in the other Operative Agreements to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is made to Purchaser not in its individual or personal capacity but solely in its capacity as trustee (the “Trustee”) under the Declaration of Trust dated as of the date hereof (the “Trust Agreement”) on behalf of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (the “Trust”), in the exercise of the powers and authority conferred and vested in it as trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to Trustee thereunder, all of which are fully incorporated herein and made a part hereof in their entirety as though fully set forth in this Agreement; (ii) in no event shall Wilmington Trust, National Association, in its individual or personal capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the trust property of the Trust; (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (iv) under no circumstances shall Wilmington Trust, National Association, be individually or personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be individually or personally liable for the breach or failure of any obligation, representation,

BR HPE Zero Coupon Sub, DST	Hazardous Material Indemnity Agreement

agreement, warranty or covenant whatsoever made or undertaken by Trustee or the Trust hereunder. Notwithstanding anything contained herein, it is expressly understood that Purchaser is acting as a trustee for the registered certificate holders, and whenever any consent, approval, calculation, confirmation or other action of Purchaser is contemplated hereby, Purchaser will act in accordance with the instructions of the appropriate percentage of certificate holders (pursuant to the Trust Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the trust, and not on its own discretion.

SECTION 8.ASSIGNMENTS BY PURCHASER.

Purchaser may, at its sole cost and expense, without notice to, or consent of, Indemnitor, sell, assign or transfer to or participate with any Person or Persons all or any part of the indebtedness evidenced by the Note, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Operative Agreements as fully as Purchaser, provided that Purchaser shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Operative Agreements as to so much of the Note that Purchaser has not sold, assigned or transferred.

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IN WITNESS WHEREOF, each Indemnity has executed this Hazardous Material Indemnity Agreement as of the day and year first above written.

BR HPE ZERO COUPON SUB, DST, a Delaware statutory trust

By: BR HPE CTL DST MANAGER, LLC, a
Delaware limited liability company, its Manager

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

BLUEROCK HOMES TRUST, INC., a Maryland corporation

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

Hazardous Material Indemnity Agreement	Signature Page

ENVIRONMENTAL REPORT

Phase I Environmental Site Assessment dated August 17, 2026, prepared by Bureau Veritas and relating to 1133 Innovation Way, Sunnyvale, California 94089

SCHEDULE I

(to Hazardous Material Indemnity Agreement)